SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant

      Filed by a party other than the registrant

      Check the appropriate box:

       Preliminary proxy statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

       Definitive proxy statement

       Definitive additional materials

       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

A. M. Castle & Co.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       No fee required.

       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

       Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

March 15, 2005
Dear Castle Stockholder:
      You are cordially invited to attend A. M. Castle & Co.’s 2005 annual meeting of stockholders, which will be held on Thursday, April 28, 2005, beginning at 10:00 a.m., Central Daylight Savings Time, at our offices at 3400 North Wolf Road, Franklin Park, Illinois 60131.
      At the meeting we will report to you on current business conditions and recent developments at Castle. Members of the Board of Directors and many of our executives will be present to discuss the affairs of Castle with you.
      Whether or not you plan to attend the annual meeting, it is important that you sign, date and return your proxy as soon as possible. If you do attend the annual meeting and wish to vote in person, your proxy will then be revoked at your request so that you can vote personally. Therefore, I urge you to return your proxy even if you currently plan to be with us for the annual meeting.
      I look forward, with other members of management, to the opportunity of meeting you on April 28th.

Sincerely,

G. Thomas McKane
A. M. CASTLE & CO.
3400 North Wolf Road
Franklin Park, IL 60131

PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD
AUDIT COMMITTEE’S REPORT TO STOCKHOLDERS
STOCK OWNERSHIP OF NOMINEES, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTOR’S COMPENSATION
HUMAN RESOURCES COMMITTEE’S REPORT TO STOCKHOLDERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
FIVE-YEAR STOCKHOLDER RETURN COMPARISON
1999 -- 2004
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 15, 2005
      NOTICE IS HEREBY GIVEN, that the 2005 annual meeting of stockholders of A. M. Castle & Co., a Maryland Corporation (“Castle”), will be held at Castle’s principal executive offices at 3400 North Wolf Road, Franklin Park, Illinois 60131 on Thursday, April 28, 2005, beginning at 10:00 a.m., Central Daylight Savings Time, for the purposes of considering and acting upon the following:
      1. The election of eight directors of Castle;
      2. The ratification of the appointment of Deloitte & Touche LLP as Castle’s independent auditors for 2005; and
      3. The transaction of any other business that may properly come before the annual meeting.
      Stockholders of record at the close of business on February 28, 2005, only, are entitled to notice of, and to vote at, the annual meeting.
      Stockholders are urged to execute and return the accompanying proxy in the enclosed envelope, whether or not they plan to attend the annual meeting. A stockholder may revoke the proxy at any time before it is voted at the annual meeting. No postage is needed if it is mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Jerry M. Aufox
Secretary

A. M. CASTLE & CO.
3400 North Wolf Road
Franklin Park, IL 60131
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
APRIL 28, 2005

       The Board of Directors of A. M. Castle & Co., a Maryland Corporation (“Castle”), is soliciting the enclosed proxy for use at Castle’s 2005 annual meeting of stockholders. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is voted at the annual meeting by notifying Castle in writing or by attending the annual meeting and notifying Castle at the annual meeting, although mere attendance at the annual meeting will not automatically revoke a proxy. Holders of shares of Castle’s common stock, and Series A Cumulative Preferred Stock, on a converted basis, are entitled to one vote per share on all matters to come before the annual meeting. As of the close of business on February 28, 2005, the record date for determining the stockholders entitled to notice of and to vote at the annual meeting, there were 15,817,715 outstanding shares of Castle’s common stock and, on a converted basis, 1,793,722 shares of Series A Cumulative Preferred Stock.
      All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Castle, including, upon request, expenses incurred by brokerage houses and fiduciaries in forwarding proxies and proxy statements to their principals. The original solicitation of proxies by mail may be supplemented by telephone, telegraph, facsimile, written and personal solicitation by officers, directors and employees of Castle; however, no additional compensation will be paid to those individuals.
      Castle’s annual report to stockholders for the year ended December 31, 2004 is enclosed with this proxy statement. Castle is first mailing this proxy statement and the enclosed proxy to stockholders on or about March 24, 2005.
PROPOSAL ONE: ELECTION OF DIRECTORS
      Eight directors, constituting the entire Board of Directors, will be elected at the annual meeting. Proxies received by the Board of Directors will be voted for the election of the nominees named below, unless otherwise specified. If any of the nominees unexpectedly become unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for another person designated by the Board of Directors. The persons elected as directors will serve a term of one year until the 2006 annual meeting of stockholders and until their successors are elected and qualify.

Nominee Information
      The following information is given for individuals who have been recommended for election by the Governance Committee of the Board of Directors. Set forth is the name of each nominee, the corporation or other organization which is the principal employment of the nominee, the year in which each nominee first became a director of Castle, the nominee’s age and any committee of the Board of Directors on which each nominee serves.

William K. Hall	Director since 1984	Age 61

Chairman of Procyon Technologies, Inc. (aerospace/defense component manufacturer). Chairman and Chief Executive of Procyon Technologies, Inc. (2000 to 2004). Executive Consultant from 1999 to 2000 and, from 1996 until his retirement in 1999, Chairman and Chief Executive Officer of Falcon Building Products, Inc. (diversified manufacturer of building products). Dr. Hall is also a director of Actuant Corporation, Gencorp, Procyon Technologies, Woodhead Industries, Inc. and Kansas City Power & Light

Chairman of Governance Committee and Member of Audit Committee

Robert S. Hamada	Director since 1984	Age 67

Retired in July 2003 from Graduate School of Business, University of Chicago, Professor Emeritus, Edward Eagle Brown Distinguished Service Professor of Finance and former Dean (1993 to 2001) University of Chicago, Graduate School of Business. Dr. Hamada is also a director of the National Bureau of Economic Research, the Northern Trust Corporation and Federal Signal Corp.

Member of Human Resources Committee

Patrick J. Herbert, III	Director since 1996	Age 55
President of Simpson Estates, Inc. (private asset management firm) since 1992

Member of Human Resources Committee

John W. McCarter, Jr.	Director since 1983	Age 67

President and Chief Executive Officer of Field Museum of Natural History (Chicago) since 1997. Mr. McCarter is also a director of W.W. Grainger, Inc. and a director and trustee of The Harris Insight and Janus Funds

Chairman of Human Resources Committee and Member of Governance Committee

John McCartney	Director since 1998	Age 52

Vice Chairman of Datatec, Ltd. (technology holding company) since 1998. From 1997 to 1998, Mr. McCartney was President, Client Access Business Unit of 3Com Corporation (computer networking company). From January 1997 until the June 1997 merger of 3Com and U.S. Robotics Corporation (computer modem company), Mr. McCartney was President and Chief Operating Officer of U.S. Robotics. Mr. McCartney is also Chairman of Westcon Group, Inc. and a Director of Huron Consulting Group, Inc.

Chairman of Audit Committee, Member of Governance Committee and Lead Director

G. Thomas McKane	Director since 2000	Age 61

Chairman and Chief Executive Officer of Castle since January 2004. Elected President and Chief Executive Officer in May 2000. From 1997 to May 2000, Senior Vice President of Emerson Electric Co. (electronic and electrical product manufacturer now known as Emerson, Inc.) Mr. McKane is also a Director of Woodhead Industries, Inc. and American Woodmark Corporation

John W. Puth	Director since 1995	Age 76

Managing Member of J.W. Puth Associates LLC (consulting firm) since 1989. General Partner JDA Partners LP since 1994. General Partner of BVCF III and IV (Institutional Venture Capital Funds) 1998 — 2003. Mr. Puth is also a director of Brockway Standard, Inc. and L.B. Foster, Inc.

Member of Human Resources Committee and Audit Committee

Michael Simpson	Director since 1972	Age 66

Chairman Emeritus of the Board of Castle. Mr. Simpson was elected Vice President of Castle in 1977 and Chairman of the Board in 1979. Mr. Simpson retired as an Officer of Castle on August 1, 2001 and stepped down as Chairman in January 2004.

Member of Human Resource Committee

Quorum
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock and Series A Cumulative Convertible Preferred Stock, on an as converted basis, entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Shares that are present and entitled to vote on any of the proposals to be considered at the annual meeting will be considered to be present at the annual meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.
Vote Required
      Each holder of record of shares of Common Stock who is entitled to vote may cast one vote per share or, in the case of Series A Cumulative Convertible Preferred shares, per converted share basis held on all matters properly submitted for the vote of our stockholders at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be required to approve each of the proposals to be considered at the annual meeting.
      Shares that are present and entitled to vote, but which withhold their votes or abstain from voting on a proposal, will have no effect on the outcome of the votes with respect to Proposals 1 and 2.
      If any nominee for director fails to receive the affirmative vote of a plurality of the shares at the annual meeting, the majority of the directors then in office will be entitled under our certificate of incorporation and bylaws to fill the resulting vacancy in the board of directors. Each director chosen in this manner will hold office for a term expiring at our next annual meeting of stockholders.
      All shares entitled to vote and represented by properly executed proxies received and not revoked prior to the annual meeting will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted in the discretion of the Proxy Holder.
      If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the annual meeting.
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with A. M. Castle & Co.’s Corporate Secretary, at or before taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares. A proxy may also be revoked by attending the annual meeting and voting in person, although attendance at the annual meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to A. M. Castle & Co. 3400 N. Wolf Road, Franklin Park, Illinois 60131, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, at or before the taking of the vote at the annual meeting.
MEETINGS AND COMMITTEES OF THE BOARD
      The Board of Directors has three standing committees: an Audit Committee, a Governance Committee, and a Human Resources Committee.
      The Audit Committee is comprised of three directors, none of whom may be employed on a full-time basis by Castle. All of the members of the Audit Committee, Messrs. McCartney, Hall and Puth, are considered “independent” and are qualified as “financial expert” as those terms are defined in Item 401 of Regulation S-K and the American Stock Exchange’s listing standards. The Audit Committee is charged with the engagement of Castle’s independent auditors, consulting with the independent auditors, reviewing the results of internal audits and the audit report of the independent auditors engaged by Castle and meets on a regular basis with management to review and discuss financial matters. The Audit Committee also has oversight responsibilities for investment strategies of Castle’s pension plan investments. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of Castle as it deems necessary. The Audit Committee meets at least four times a year. The Board of Directors has adopted a written charter for the Audit Committee, which further describes the duties and responsibilities of the Audit Committee and a copy was attached as an Appendix to the 2004 proxy statement. The Audit Committee’s report to stockholders is provided below under “Audit Committee’s Report to Stockholders.”
      The Human Resources Committee, comprised of five directors, reviews and recommends compensation with respect to Castle’s officers and administers and directs operation of the 2000 Restricted Stock and Stock Option Plan, the 2004 Restricted Stock, Stock Option and Equity Compensation Plan and other compensation benefits granted to various officers. The Human Resources Committee is also charged with making recommendations to the Board of Directors concerning institution, continuation or discontinuation of benefit compensation plans and programs for officers and succession planning for officers and key managers. The Human Resources Committee’s report to stockholders on executive compensation is provided below under “Human Resources Committee’s Report to Stockholders”.
      The Governance Committee was established by the Board in 2002. It is comprised of three (3) Directors, all of whom are considered “independent” as defined in the American Stock Exchange Listing Standard and the regulations under the Securities Exchange Act of 1934. The Committee monitors, reviews, and recommends to the Board of Directors matters relating to Board operations such as nominations for the Board of Directors, appropriate size, composition, and organizational structure. The Board of Directors has adopted a written Charter for the Governance Committee which further describes the duties and responsibilities of the Governance Committee and was attached as an Appendix to the 2004 proxy statement.
      The Committee has established a Code of Ethics for both the Board and senior management, which has been adopted by the Board of Directors and was attached as an Appendix to the 2004 proxy statement. The Committee has adopted the following principles upon which candidates would be evaluated:

•	Integrity and compliance with the Company’s Code of Ethics

•	Relevant experience

•	Absence of any conflict or potential conflict of interest with the Company and its shareholders.
      The Committee will consider candidates suggested by stockholders applying the principles described above. Any stockholder who wishes to recommend individuals for nomination to the Board of Directors is invited to do so in writing, to our Corporate Secretary and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee

•	The name of and contact information for the candidate

•	A statement of the candidate’s business and educational background

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Castle.

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
      When seeking candidates for Director, the committee may solicit suggestions from incumbent Directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a Director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.
      During 2004, the Board of Directors held eleven (11) total meetings, which included its four (4) regularly scheduled quarterly meetings. Also, there were six (6) meetings of the Audit Committee, three (3) meetings of the Governance Committee and four (4) meetings of the Human Resources Committee during 2004. All the directors attended at least 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committee on which they served during 2004.
Director Attendance at Annual Meeting
      Castle typically schedules its Quarterly Board Meeting in conjunction with the Annual Meeting of Stockholders and expects that our Directors and Director nominees will attend, absent a valid reason. Last year all but one Director, who had a scheduling conflict, attended our Annual Meeting.

AUDIT COMMITTEE’S REPORT TO STOCKHOLDERS
Board Communication
      The Audit Committee has established an electronic communication method on Castle’s website (http://www.amcastle.com) entitled “Board Communications” which provides for electronic communication, either anonymously or identified, with the Audit Committee. Stockholders may also communicate with the Board of Directors or Audit Committee by writing:

A. M. Castle & Co. Board Communication or Audit Committee 3400 N. Wolf Road Franklin Park, Illinois 60131 Attn: Corporate Secretary
      All communications are distributed to the Lead Director or other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting control and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review, while matters relating to Governance would be forwarded to the Chairman of the Governance Committee for review.
      The Audit Committee of the Board of Directors duties and responsibilities are outlined in the Audit Committee’s charter, which was attached as an Appendix to the 2004 proxy statement and includes the selection and engagement of independent auditors for Castle. The Audit Committee also ascertains the independence and competence of the independent auditors. Prior to making its decision and recommendations to the stockholders, the Audit Committee reviewed with the independent auditors all relationships between the independent auditors, its related entities and Castle and its subsidiaries. In performing this function, the Audit Committee evaluated the written disclosures received from the independent auditors, such as the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent auditors, including whether the provision of non-audit services referred to below under “Proposal Two — Ratification of Appointment of Independent Auditors” is compatible with maintaining their independence.
      The Audit Committee met over the past year with management to review and monitor the Company’s progress in complying with Section 404 of the Sarbanes-Oxley act relating to the adequacy, reliability and effectiveness of Castle’s internal controls on financial reporting.
      The Audit Committee met after the close of the fiscal year with the independent auditors and management and reviewed and discussed the results of the annual audit, proposed improvements in accounting practices of Castle and the results and proposed plan of Castle’s internal audit process. The Audit Committee further discussed with the independent auditors all matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU380).
      As a result of the discussions with the independent auditors and management and the Audit Committee’s review and discussion of the fiscal year-end financial statements and in reliance on the information furnished by management, Castle’s internal auditors and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in Castle’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

      The Audit Committee supervises investigations into matters which may be requested or, in the Audit Committee’s opinion, are appropriate relating to the financial reporting and controls of Castle as well as any other matter which may fall within the scope of the Audit Committee’s responsibilities or as may from time to time be assigned to the Audit Committee by the Board of Directors.
The Audit Committee:

John McCartney, Chairman
William K. Hall
John W. Puth

STOCK OWNERSHIP OF NOMINEES, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
Stock Ownership of Nominees and Management
      The following table sets forth the number of shares and percentage of Castle’s common stock that was owned beneficially, directly or indirectly, as of March 1, 2005 by each nominee for director and each of Castle’s four other most highly compensated executive officers in 2004 and by all nominees and executive officers as a group, with each person having sole voting and dispositive power except as indicated:

	Shares of Common
	Stock Beneficially		Percent
Name of Nominee or Executive Officer	Owned(1)		of Class

William K. Hall	98,635		0.62%
Robert S. Hamada	30,830		0.19%
Patrick J. Herbert, III	5,133,835	(2)	32.46%
John W. McCarter, Jr.	31,533		0.20%
John McCartney	38,500		0.24%
G. Thomas McKane	546,667		3.46%
John W. Puth	55,877		0.35%
Michael Simpson	759,360	(3)	3.88%
Edward F. Culliton	184,705		1.17%
Lawrence A. Boik	3,334		0.02%
Thomas L. Garrett	44,000		0.28%
Stephen V. Hooks	118,043		0.75%
Tim N. Lafontaine	55,104		0.35%
All directors and executive officers as a group	7,270,126		45.96%

(1)	Includes shares subject to options and deferred Director fees in phantom stock units that are exercisable on March 2, 2004 or that become exercisable within 60 days after that date for the nominees and executive officers as follows: Mr. Hall, 97,582 shares; Mr. Hamada, 29,250 shares; Mr. Herbert, 28,000 shares; Mr. McCarter 29,250 shares; Mr. McCartney, 25,500 shares; Mr. McKane, 446,667 shares; Mr. Puth, 43,502 shares; Mr. Simpson, 38,500 shares; Mr. Boik, 3,334 shares; Mr. Culliton, 122,924 shares; Mr. Hooks, 98,517 shares; Mr. Lafontaine, 44,033 shares; and all directors and executive officers as a group, 1,041,435 shares.

(2)	Includes 1,793,722 shares of common stock convertible from Series A Cumulative Convertible Preferred Stock (See “Related Party Transactions”). Also includes 96,873 shares with respect to which Mr. Herbert has sole voting power and 5,036,962 shares with respect to which Mr. Herbert shares voting power. Mr. Herbert has sole dispositive power with respect to 2,553,388 shares and shares dispositive power with respect to 1,023,354 shares. Mr. Herbert disclaims any beneficial interest with respect to 5,105,840 shares.

(3)	Includes 453,632 shares which Mr. Simpson also owns beneficially in four trusts, and 20,992 shares held by another trust in which he is one of five beneficiaries. Also includes 145,740 shares of common stock convertible from Series A Cumulative Convertible Preferred Stock (see “Related Party Transactions”).

Principal Stockholders
      The only persons who held of record or, to the knowledge of Castle’s management, owned beneficially, more than 5% of the outstanding shares of Castle’s common stock as of March 1, 2005 are set forth below, with each person having sole voting and dispositive power except as indicated:

	Shares of Common
	Stock Beneficially	Percent
Name and Address of Beneficial Owner	Owned(1)	of Class

Patrick J. Herbert, III	5,133,835	32.46%	(1)
Suite 1232 30 North LaSalle Street Chicago, Illinois 60602-2504
W. B. & CO., an Illinois partnership	4,166,100	26.34%
Suite 1232 30 North LaSalle Street Chicago, Illinois 60602-2504
Bank One Corporation	2,304,510	14.57%
One First National Plaza Chicago, Illinois 60670-0287
Dimensional Fund Advisors, Inc.	796,493	5.04%	(3)
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
U.S. Trust Company of New York	780,658	4.94%
1114 West 47th Street New York, New York 10036-1532

(1)	See footnote (2) under “Stock Ownership of Nominees and Management.” These shares include the shares shown in the table as beneficially owned by W.B. & Co.

(2)	The general partners of W.B. & Co. are Patrick J. Herbert, III and Simpson Estates, Inc., which share voting power and dispositive power with respect to these shares except Mr. Herbert has sole dispositive power with respect to 2,459,070 of these shares.

(3)	These shares are beneficially owned on behalf of fund for which Dimensional Fund Advisors, Inc. serve as investment advisor or manager. Dimensional Fund Advisors, Inc. possess voting and/or investment power but disclaims beneficial ownership of such securities.

(4)	These shares are beneficially owned on behalf of others in a trust/fiduciary capacity and/or portfolio management/agency relationship and U.S. Trust Company of New York shares voting and dispositive power with respect to these shares.

RELATED PARTY TRANSACTIONS
      On November 22, 2002, the Company concluded a sale of 12,000 shares of newly created Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) for an aggregate purchase price of $12,000,000. Castle sold the Series A Preferred in a private placement to a number of current shareholders mainly comprising W.B. & Co., an Illinois partnership. The Series A Preferred stock has an initial conversion price of $6.69 per share of common stock. The Series A Preferred is entitled to a quarterly dividend equal to the greater of 8% per annum or the total dividends declared and paid on the common stock calculated on a converted basis each year. Castle has agreed in connection with the sale to register the common stock when converted under the Securities Act of 1933 and have it listed on the stock exchanges over which Castle stock is traded. The common stock ownership reported in this proxy is calculated and shown as if the Series A Preferred was converted to common stock. The 12,000 shares of Series A Preferred would convert at $6.69 a share into 1,793,722 shares of common stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Castle’s executive officers and directors and beneficial owners of more than 10% of Castle’s common stock to file initial reports of ownership and reports of changes in ownership of Castle’s common stock with the Securities and Exchange Commission and to furnish Castle with a copy of those reports. Based solely on a review of the copies of these forms furnished to Castle and written representations from Castle’s executive officers and directors and stockholders, all officers met Section 16(a) filing requirements with respect to any trades made in 2004.
DIRECTOR’S COMPENSATION
      Directors who are not officers of Castle or of a subsidiary of Castle receive an annual retainer of $25,000 and $1,500 for each meeting of the Board of Directors and $1,000 for each committee meeting that they attend. Directors who chair a committee of the Board of Directors receive an additional retainer of $4,000 annually. Lead Director receives an additional retainer of $4,000.00 annually.
      Under the Director’s Deferred Compensation Plan, directors who are not officers of Castle have the option to defer payments of the retainer and meeting fees in either a stock equivalent unit account or an interest account. Fees held in the interest account are credited with interest at the rate of six percent per year compounded annually. Fees deferred in the stock equivalent accounts are divided by Castle’s common stock price on the 15th day after the meeting for which payment is made to yield a number of stock equivalent units. The stock equivalent account is credited on the dividend payment date with stock equivalent units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the director’s account on the record date of the dividend. Disbursement of the interest account and the stock equivalent unit account can be made only upon a director’s resignation, retirement or death. If payment from the stock equivalent unit account is made in shares of Castle’s common stock, it will be made as of the date of the request or termination event, whichever occurs last.
      Under the 2004 Restricted Stock, Stock Option and Equity Compensation Plan, non-employee directors are granted an option to purchase 7,500 shares of Castle’s common stock on the first business day in June of each year at a price equal to the closing price of Castle’s common stock as reported by the American Stock Exchange and/or Chicago Stock Exchange for that date or, if no trade occurred on that date, the next preceding date for which there was a reported sale. The option expires ten years after the date on which it is granted. The option also expires upon the outside director’s termination of service from the Board of Directors, unless it is due to death, disability or retirement, in which case the option may be exercised for a period of one year. On June 1, 2004 options were granted to all outside Directors in the amount of 7,500 shares at an exercise price of $8.58 which was the closing stock price on the American Stock Exchange on June 1, 2004.

HUMAN RESOURCES COMMITTEE’S REPORT TO STOCKHOLDERS
      The executive compensation program is administered by the Human Resources Committee of the Board of Directors, which is comprised of the individuals listed below who are members of the Board of Directors with responsibilities for all compensation matters for Castle’s senior management. The Human Resources Committee has overall responsibility to review and recommend broad-based compensation plans to the Board of Directors and annual compensation, including salary, cash bonus programs, long-term incentive plans and executive benefits for Castle’s officers.
      The Human Resources Committee and Castle’s management are committed to the principle that remuneration should be commensurate with performance and the attainment of pre-determined financial and strategic objectives, while at the same time externally competitive in order to attract and keep highly qualified personnel. In carrying out this objective, the compensation for executives is broken down into three categories: base compensation, short-term incentive compensation and long-term incentive compensation.
Base Compensation
      The base salary is set in the middle of the range of base salaries paid by companies of comparable size. In establishing base salaries, the Human Resources Committee utilizes outside consultants and industrial surveys to assure that the base salaries are proper and externally competitive. In 2004, after examination and discussion by the independent members of the Board of Directors, the base salary of Mr. McKane, who is Castle’s Chairman and Chief Executive Officer, was set at $520,000 per annum based on Mr. McKane’s salary history, professional experience, Castle’s performances during 2003 and surveys of base salaries paid by companies of comparable size to their chief executive officers.
Short-Term Incentive Compensation
      Castle’s Management Incentive Plan provides short-term incentive compensation opportunities. The Management Incentive Plan pays annual cash incentives upon achievement of short-term financial objectives which are set by the Board of Directors. Each year, the Board of Directors reviews and approves the business plan developed by management. Incentive compensation, which is an integral part of Castle’s compensation plan, is targeted to award a payout of 50% of an individual incentive opportunity upon meeting the profit goals in the approved business plan. Incentive payouts are prorated from a maximum which is above and a minimum which is below the business plan profit goals based upon performance. The maximum incentive opportunity is determined for each individual and, based on specific job title, can range from 50% to 100% of base compensation. Total incentive opportunity is based in part on the performance of the business segment for which the executive officer is responsible and in part on Castle as a whole. There are two components of Mr. McKane’s and other corporate officers’ incentives: working capital utilization and earnings, relative to the approved business plan. Under the plan, if the minimum established objectives are not met, no incentive compensation is paid. For 2004, the business plan profit goals were exceeded and the maximum payout was made based upon return on the working capital and earnings.
Long-Term Incentive Compensation
      Castle’s long-term incentive compensation for executive officers consists of restricted stock and stock options granted under the 2000 Restricted Stock and Stock Option Plan and 2004 Restricted Stock, Stock Option and Equity Compensation Plan.
     Stock Options
      Stock options are granted at an exercise price equal to the average closing price of Castle’s common stock for the ten (10) day period preceding the date of the grant. Each stock option becomes exercisable over a three-year period, with 1/3 becoming exercisable after each year. Each stock option expires ten years after the date of grant. The Human Resources Committee has generally granted stock options to officers each year and to other senior management and key employees every other year (even-numbered years).

      In 2004 no stock options were granted. The Human Resources Committee granted stock options in prior years as reflected in the tables that follow this report. The number of options granted by the Human Resources Committee to Mr. McKane and other officers reflects competitive industry practice as reported and analyzed by independent industrial surveys, based on position, responsibilities and performance of the recipient.
      The tables which follow and the accompanying narrative and footnote reflect the decisions covered by the above discussion.
The Human Resources Committee:

John W. McCarter, Jr., Chairman Robert S. Hamada Patrick J. Herbert, III John W. Puth Michael Simpson

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
      The following table shows, for 2002, 2003, and 2004, the cash compensation paid by Castle and its subsidiaries, as well as other compensation paid or accrued for those years, to Mr. McKane and each of Castle’s four other most highly compensated executive officers in 2004.

					Long Term Compensation

					Awards

Annual Compensation
					Restricted	Options/	All Other
				Other Annual	Stock	SARS	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Award(s)($)	(#)(3)	($)(4)

G. Thomas McKane(1)	2004	516,923	478,750	19,985	—	—	15,358
Chairman & CEO	2003	448,462	40,020	11,824	—	140,000	6,938
	2002	425,385	50,000	14,142	—	120,000	6,912

Stephen V. Hooks	2004	265,145	238,099	8,332	—	—	7,514
Executive Vice President &	2003	223,053	13,398	5,909	—	45,000	3,288
COO (Castle Metals)	2002	199,589	10,112	7,766	34,600	50,275	3,206

Lawrence A. Boik(2)	2004	200,173	118,915	7,482	—	—	4,932
Vice President, CFO &	2003	52,654	10,000	2,102	—	—	3,700
Treasurer

Edward F. Culliton(5)	2004	233,343	161,362	3,285	—	—	3,461
Vice President	2003	221,354	14,662	7,921	—	40,000	3,155
	2002	215,308	18,610	7,380	—	65,305	3,588

Thomas L. Garrett	2004	184,385	118,993	380	—	—	2,453
President—Total Plastics Inc.	2003	162,154	24,000	329	—	—	2,273
	2002	155,231	42,025	324	—	—	2,337

Tim N. Lafontaine	2004	178,338	97,520	6,122	—	—	2,399
Vice President	2003	161,095	31,347	6,136	—	14,000	2,057
	2002	150,838	5,000	5,675	34,600	21,550	1,972

(1)	Mr. McKane has served as Chairman and CEO since January 2004.

(2)	Mr. Boik joined Castle on September 2, 2003.

(3)	Includes option grants at an exercise price of $7.05 relating to the Company’s Tender Offer for Stock Options in 2002.

(4)	Consists of Castle’s contribution to A. M. Castle & Co. Employees Profit Sharing Plan and Supplemental Plan.

(5)	Mr. Culliton retired on February 1, 2005.
Options Grants in 2004
      There were no stock options granted in 2004 to Mr. McKane or Castle’s four other most highly compensated executive officers under Castle’s 2004 Restricted Stock, Stock Option and Equity Compensation Plan or Castle’s 2000 Restricted Stock and Stock Option Plan.

Aggregated Option Exercises in 2004 and Year-End Option Values
      The following table sets forth information with respect to Mr. McKane and Castle’s four other most highly compensated executive officers concerning the exercise of options during 2004 and unexercised options held as of December 31, 2004. The closing price of Castle’s common stock on the last trading day of 2004 was $11.94 per share.

Number of
			Securities	Value of
			Underlying	Unexercised In-
			Unexercised	the-Money
			Options/SARS at	Options/SARS at
			Year-End(#)	Year-End($)

	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise(#)	Value Realized($)	Unexercisable	Unexercisable

G. Thomas McKane	—	—	446,667/133,333	870,869/850,131
Stephen V. Hooks	—	—	98,617/46,758	385,477/253,698
Edward F. Culliton	—	—	122,924/48,461	412,453/293,300
Lawrence A. Boik	—	—	3,334/6,666	22,438/44,862
Thomas L. Garrett	—	—	44,000/16,000	121,930/102,960
Tim N. Lafontaine	—	—	44,033/16,517	143,158/100,691
Pension Plan Table
      The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under Castle’s qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plan and years of service with Castle and its subsidiaries:

	Years of Service

Remuneration($)	10	15	20	25	30	35	40

145,000	24,167	36,250	48,333	60,417	72,500	84,583	96,667
185,000	30,833	46,250	61,667	77,083	92,500	107,917	123,333
200,000	33,333	50,000	66,667	83,333	100,000	116,667	133,333
250,000	41,667	62,500	83,333	104,167	125,000	145,833	166,667
275,000	45,833	68,750	91,667	114,583	137,560	160,417	183,333
300,000	50,000	75,000	100,000	125,000	150,000	175,000	200,000
325,000	54,167	81,250	108,334	135,417	162,500	189,583	216,667
400,000	66,667	100,000	133,333	166,667	200,000	233,333	266,667
450,000	75,000	112,500	150,000	187,500	225,000	262,500	300,000
500,000	83,333	125,000	166,667	208,333	250,000	291,667	333,333
      The pension benefits shown in the table above are determined by the remuneration, which is the average of the highest cash compensation paid (approximately base salary plus bonus as shown in the Summary Compensation Table) for any five consecutive years of service prior to retirement. Pensions are paid as a straight-life annuity and are subject to reduction for a joint and survivor benefit, if elected by the participant. The amounts shown in the table above are prior to reduction for social security benefits. Benefits are reduced based on one-half of the social security benefits for the individual attributable to the working period with Castle. The current fully accredited years of service for Messrs. McKane, Hooks, Boik, Culliton, Garrett, and Lafontaine under the plan are 4, 32, 1, 40, 16, and 29 years respectively.

Change in Control Agreements
      Castle has entered into change in control agreements with its key executive officers. Mr. McKane’s employment agreement requires an acquisition of 50% of the equity or voting power of Castle and his termination without cause within the first twelve months following the date of the change in control before any payments are required. The termination without cause would also be deemed to have occurred if Mr. McKane’s duties, compensation or responsibilities were materially changed or reduced within the first twelve months. This is commonly referred to as a “double trigger.” In such an event, Mr. McKane would be entitled to payment of a lump sum equal to the higher of $800,000 or 2.99 times his total average annual compensation over the prior five years pursuant to a change in control agreement described below. In addition, all options previously granted to him would vest immediately.
      The change in control agreement between Castle and Messrs. Hooks and Boik also requires two events to occur before any payments are required. Upon the occurrence of the two events (the “double trigger”), this agreement provides for payment of a lump sum, based on total compensation paid over the twelve-month period prior to the occurrence of the change in control event, to be paid upon the executive officer’s termination of employment. The amount paid under the agreement cannot exceed 2.99 times his total average annual compensation over the prior five years. The agreement provide that, if the lump sum payment exceeds 2.99 times the prior year compensation due to an acceleration of vesting and exercise of previously granted stock options, the amount paid will be increased to cover the amount of any excise tax which may be levied on the amount paid.
      The change in control event set forth in the agreements is either (1) a change in ownership, direct or indirect, in excess of 25% of Castle’s outstanding shares by a group or person who did not own that amount of shares on January 25, 1996; (2) the occurrence of any transaction relating to Castle required to be described pursuant to the requirements of Item 5.01 of Form 8-K under the Securities Exchange Act of 1934; or (3) any change in the compositions of the Board of Directors over a two-year period that results in the directors at the beginning of that period not constituting a majority of the Board of Directors at the end of that period, excluding any new directors who are elected by or by recommendation of the then present majority of the Board of Directors.
      The executive officer’s right to payment arises if, within 24 months after the change in control event, (1) the duties or responsibilities of the executive officer are substantially changed or reduced, the executive officer is transferred or relocated or the compensation rate of the executive officer is reduced and the executive officer terminates his/her employment; or (2) the executive officer is discharged for any reason other than cause, death or disability.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON
      The SEC requires Castle to include in this proxy statement a line graph comparing the yearly percentage change in the cumulative total stockholder return on Castle’s common stock to those of the S&P 500 Stock index and either a published industry group consisting of metal service centers or specialty metal distributors, or a peer group. Since there are three competitors of Castle which are publicly held and have been actively traded on a national exchange for a period of more than one year, the Board of Directors has selected a peer group which includes those three competitors and also includes durable goods manufacturers and distributors with comparable market capitalizations (both more and less than Castle’s). A list of these companies follows the graph below.
1999 — 2004
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG A. M. CASTLE & CO., THE S&P 500 INDEX
AND A PEER GROUP
Peer Group Companies:

Metals USA, Inc. Olympic Steel, Inc. Reliance Steel & Aluminum Co.	Russell Metals, Inc. Ryerson Tull Steel Technologies Inc.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has, subject to ratification by the stockholders, appointed Deloitte & Touche to examine the consolidated financial statements and other records of Castle for the fiscal year ending December 31, 2005, and Castle’s management will present a proposal at the annual meeting that the stockholders ratify that appointment.
      During 2004, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively referred to as “Deloitte & Touche”) examined the financial statements of Castle and its subsidiaries, including those contained in the annual report to stockholders, and consulted on annual and quarterly reports filed with the SEC and others.
      Each year the Audit Committee reviews and approves in advance the scope of the annual audit by Castle’s independent auditors. The Audit Committee also approves all non-audit professional services, including the examination of the financial statements of the Employee Retirement Plan, Profit Sharing Plan and review of tax returns. The Audit Committee approved the non-audit services and considered the possible effect on the auditors’ independence at its October meeting prior to those services being performed.
      As in past years, representatives of Deloitte & Touche are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.
Audit Fees
      The fees billed by Deloitte & Touche for Castle’s annual financial statements and the review of its quarterly financial statements on Form 10-Q (audit fees) and other services for the years 2003 and 2004 are shown below:

		Other Services(1)
Audit Fees

2004	2003	2004	2003

$504,481	$467,900	$488,179	$110,130

Sarbanes-Oxley	Other	Sarbanes-Oxley	Other

$438,676	$49,503	$21,900	$88,230

(1)	The billing for other services is comprised of Sarbanes-Oxley work and attestation and other consulting fees relating to LIFO, review of SEC filings (S-8’s & 10Q’s) and other minor matters.
Financial Information Systems Design and Implementation Fees
      Castle did not incur any fees to Deloitte & Touche during 2004 or 2003 for professional services with respect to financial information systems design and implementation.
Vote Required
      The favorable vote of the holders of a majority of the shares of Castle’s common stock and Series A Preferred Stock on a converted basis represented in person or by proxy at the annual meeting will be required to ratify the appointment. If the appointment is not ratified at the annual meeting, the matter will be referred back to the Audit Committee which, under SEC regulations, has the ultimate authority to engage an independent auditor. Under such event, it is possible for the Audit Committee to still engage Deloitte & Touche.
OTHER MATTERS
      The Board of Directors does not know of any matters to be presented at the annual meeting other than the matters set forth in the notice and described in this proxy statement. However, if any other matters properly come before the annual meeting, it is intended that the holders of the proxies will vote on those matters in their discretion.

STOCKHOLDER PROPOSALS
      In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement for the 2006 Annual Meeting, they must be received by us at our principal office on or before November 24, 2005.
      In addition, if a stockholder desires to bring business (including director nominations) before our 2006 Annual Meeting that is not the subject of a proposal timely submitted for inclusion in our Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Secretary between December 28, 2005 and January 28, 2006. For additional requirements, stockholders may refer to Article II, Section 11 of our Bylaws. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.

Jerry M. Aufox

Secretary
March 15, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

A. M. CASTLE & CO.

April 28, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O William K. Hall
O Robert S. Hamada
O Patrick J. Herbert, III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O John W. McCarter, Jr. O John McCartney
O G. Thomas McKane
☐	FOR ALL EXCEPT (See instructions below)	O John W. Puth O Michael Simpson

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Deloitte & Touche LLP as Independent Accountants for the year 2005.	☐	☐	☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors, and FOR Proposal 2.

Signature of Stockholder Date:	Signature of Stockholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

A.M. CASTLE & CO.

Annual Meeting of Stockholders on April 28, 2005

      The undersigned hereby constitutes and appoints Michael Simpson and G. Thomas McKane, and each of them, his true and lawful agents and proxies with full power of substitution in each, to attend the Annual Meeting of Stockholders of A. M. Castle & Co. to be held at the office of the Company, 3400 North Wolf Road, Franklin Park, Illinois at 10:00 a.m., Central Daylight Savings Time, on Thursday, April 28, 2005, and at any adjournments or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSAL 2 AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)